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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the use of our report dated October 27, 1996 (except for Note 14, as to which the date is November 6, 1997) on the financial statements of Elexsys International, Inc. as of and for the year ended September 30, 1997 included in this Form 8-K of Sanmina Corporation.



                                        ARTHUR ANDERSEN LLP



San Jose, California
January 6, 1998